EXHIBIT 21.1

SUBSIDIARIES

Name	State of Incorporation or Organization	Doing Business As
CH Construction, Inc.	Delaware

CH Florida, Inc.	Delaware

Colony Communities, general partnership	Florida	Colony Homes, Standard Pacific Homes

Colony Communities, Inc.	Delaware	Colony Homes, Standard Pacific Homes

Coppenbarger Communities, Inc.	Delaware	Standard Pacific, Standard Pacific Homes

Coppenbarger Homes, general partnership	Florida	Standard Pacific, Standard Pacific Homes

Family Lending Services, Inc.	Delaware

HSP Arizona, Inc.	Delaware	Standard Pacific, Standard Pacific Homes

HWB Construction, Inc.	Delaware

HWB Investments, Inc.	Delaware

LB/L-Duc Franceschi, LLC	Delaware	Standard Pacific, Standard Pacific Homes

LMD El Dorado 134, LLC	California	Standard Pacific, Standard Pacific Homes

LMD Rocklin 89, LLC	California	Standard Pacific, Standard Pacific Homes

LMD SP 257, LLC	California	Standard Pacific, Standard Pacific Homes

Pala Village Investments, Inc.	Delaware

SP Colony Investments, Inc.	Delaware

SP Coppenbarger Investments, Inc.	Delaware

SP La Floresta, Inc.	Delaware

SP Texas Investments, Inc.	Delaware

SPH Title, Inc.	Delaware

SPNS Golden Gate, LLC	Delaware	Standard Pacific, Standard Pacific Homes

SPS Affiliates, Inc.	California

Standard Pacific Active Adult Communities, Inc.	Delaware

Standard Pacific Financing, Inc.	California

Standard Pacific Financing, L.P.	Delaware

Standard Pacific of Arizona, Inc.	Delaware	Standard Pacific, Standard Pacific Homes, Standard Pacific of Arizona

Standard Pacific of Fullerton, Inc.	Nevada	Standard Pacific, Standard Pacific Homes, Standard Pacific of Fullerton, Standard Pacific of Orange County, Standard Pacific Gallery Communities, Standard Pacific Design Studio

Name	State of Incorporation or Organization	Doing Business As

Standard Pacific of Orange County, Inc.	Nevada	Standard Pacific, Standard Pacific Homes, Standard Pacific of Orange County, Standard Pacific Gallery Communities, Standard Pacific Design Studio

Standard Pacific of Texas GP, Inc.	Delaware

Standard Pacific of Texas, L.P.	Delaware	Standard Pacific, Standard Pacific Homes, Standard Pacific of Dallas, Standard Pacific of Houston, Standard Pacific of Austin, Standard Pacific of Texas

Standard Pacific of Tonner Hills, LLC	Delaware

Standard Pacific of Walnut Hills, Inc.	Delaware

StanPac Corp.	Delaware

StanPac LMD, LLC	California	Standard Pacific, Standard Pacific Homes

The Writer Corporation	Delaware	Writer Homes, Standard Pacific, Standard Pacific Homes

Walnut Hills Development 268, LLC	California	Standard Pacific, Standard Pacific Homes

Westbrooke Companies, Inc.	Delaware	Westbrooke Homes, Standard Pacific, Standard Pacific Homes

Westbrooke Homes, general partnership	Florida	Westbrooke Homes, Standard Pacific, Standard Pacific Homes

Westfield Homes of Florida, general partnership	Florida	Westfield Homes, Standard Pacific, Standard Pacific Homes

Westfield Homes of Florida, Inc.	Delaware	Westfield Homes, Standard Pacific, Standard Pacific Homes

Westfield Homes of Southwest Florida, general partnership	Florida	Westfield Homes, Standard Pacific, Standard Pacific Homes

Westfield Homes of Southwest Florida, Inc.	Delaware	Westfield Homes, Standard Pacific, Standard Pacific Homes

Westfield Homes of the Carolinas, LLC	Delaware	Westfield Homes, Standard Pacific, Standard Pacific Homes

Westfield Homes USA, Inc.	Delaware	Westfield Homes

2